CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


92099 HOLDING CORPORATION, corporation organized and existing under and by virtue of the General Corporate law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of 92099 HOLDING CORPORATION be amended by changing the First Article thereof so that, as amended, the said Article shall be and read as follows:

     FIRST: The name of the Corporation is Stearman Enterprises, Inc.

RESOLVED, that the Certificate of Incorporation of 92099 HOLDING CORPORATION be amended by changing the Fourth Article thereof so that, as amended, the said Article shall be and read as follows:

     FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 20,000,000 shares of common stock with a par value of .01.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said 92099 HOLDING CORPORATION has caused this certificate to be signed by Michael L. Seifert, its Director and President, this 4th day of May, 1999.

                                                     92099 HOLDING CORPORATION


                                                     By: /s/ Michael L. Seifert
                                                         -----------------------
                                                         Director and President


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